Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1 Registration Statement of Tianci International, Inc. of our report dated October 20, 2023 relating to the consolidated financial statements of Tianci International, Inc. for the years ended July 31, 2023 and July 31, 2022 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

June 10, 2024